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                                                                 Exhibit 99.1

[DIVINE LOGO]

                                  divine, inc.
                            1301 North Elston Avenue
                             Chicago, Illinois 60622

                  PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON         , 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Andrew J. Filipowski, Michael P. Cullinane and Jude M. Sullivan, or any one of them, each with full power of substitution, to act as proxies for the undersigned, and to represent and to vote all of the shares of Class A common stock of divine, inc. (the "Company") that the undersigned would be entitled to vote if personally present at the Special
Meeting of Stockholders of the Company to be held on        , 2002, at    a.m.,
Central time, at 1301 North Elston Avenue, Chicago, Illinois 60622, and at any and all postponements and adjournments thereof, upon the matters as set forth in the Notice of Special Meeting of Stockholders and Joint Proxy Statement/ Prospectus.


IF VOTING BY MAIL, PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

IF VOTING ON THE INTERNET OR BY TELEPHONE, PLEASE SEE THE INSTRUCTIONS BELOW.

           (continued and to be signed on reverse side)           SEE REVERSE
                                                                      SIDE



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TO VOTE ON THE INTERNET:

If you decide to vote via the Internet, your Internet vote is quick, convenient and your vote is immediately submitted. Just follow these easy steps:

1.   Read the accompanying Joint Proxy Statement/Prospectus.
2. Visit our Internet voting site at www.computershare.com/us/proxy, enter the information requested on your computer screen, including the six-digit Control Number located to the right of your address on the proxy card, then follow the voting instructions on the screen.

TO VOTE BY TELEPHONE:

If you decide to vote via telephone (within the United States and Canada only), your telephone vote is quick, convenient and your vote is immediately submitted. Just follow these easy steps:

1.   Read the accompanying Joint Proxy Statement/Prospectus.
2. Call toll free 1-888-892-6927 from a touch-tone telephone. There is no charge for this call. Enter the six-digit Control Number located to the right of your address on the proxy card then follow the voting instructions.

Proxies submitted by telephone or the Internet must be received by
12:00 midnight, Central time, on                 , 2002.


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                                  divine, inc.

      PLEASE MARK YOUR VOTE IN A SQUARE IN THE FOLLOWING MANNER USING DARK
                                 INK ONLY. /X/

The Board of Directors unanimously recommends that you vote FOR the listed proposals.

1.   To approve the issuance of divine Class A common stock in exchange for     For     Against     Abstain
     Viant Corporation common stock in connection with the merger of DVC        / /       / /         / /
     Acquistion Company, a wholly-owned subsidiary of divine, with and into
     Viant Corporation.

2.   To approve and adopt the divine 2002 Employee Stock Purchase Plan.         For     Against     Abstain
                                                                                / /       / /         / /

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED (1) FOR PROPOSAL 1 AND (2) FOR PROPOSAL 2.

The undersigned acknowledges receipt from the Company prior to execution of this proxy of a Notice of Special Meeting of Stockholders and a Joint Proxy Statement/Prospectus dated __________, 2002. Please sign as name exactly appears hereon. Joint owners should each sign. When signing on behalf of an entity or where otherwise applicable, please indicate official position or representative capacity.


                                              Date                       , 2002


                                              ---------------------------------
                                              Signature


                                              ---------------------------------
                                              Signature (if held jointly)


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